EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-3 for the Company’s Dividend Reinvestment and Optional Cash Purchase Plan of our report February 14, 2003 on the financial statements of Citizens First Bancorp, Inc. for the nine months ended December 31, 2002 and year ended March 31, 2002, which appears in the Company’s Annual Report on Form 10-K filed with the Commission on March 15, 2004.

/s/ Plante & Moran, PLLC

Auburn Hills, MI
May 26, 2004